UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	JUNE 1, 2005

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-30758 (Commission File Number)	62-12-62580 (IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA (Address of principal executive offices)		L6T 5P6 (Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 1, 2005, Nortel Networks Corporation issued a press release (the “Press Release”), attached hereto as Exhibit 99.1, announcing that the registrant obtained a new waiver from Export Development Canada (“EDC”), the terms and conditions of which are summarized in the Press Release which is incorporated by reference herein. A copy of the letter agreement containing the waiver to the EDC Support Facility (as defined in the Press Release) is filed herewith as Exhibit 99.2.

Nortel Networks Corporation owns all of the registrant’s common shares and the registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

Item 2.02  Results of Operations and Financial Condition

On June 1, 2005, Nortel Networks Corporation issued a press release concerning its financial results for the first quarter 2005, other related matters, and provided a status update for the registrant and Nortel Networks Limited. Such press release is attached hereto as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.

Item 8.01  Other Events

On June 1, 2005, Nortel Networks Corporation issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued by Nortel Networks Corporation on June 1, 2005.

99.2	Letter Agreement dated May 31, 2005 between the registrant and EDC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ Peter W. Currie
Peter W. Currie Executive Vice-President and
Chief Financial Officer

By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant General Counsel — Securities and Corporate Secretary

Dated: June 1, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Nortel Networks Corporation on June 1, 2005.

99.2	Letter Agreement dated May 31, 2005 between the registrant and EDC.